Exhibit 99.4

EXECUTIVE COPY

STOCKHOLDER AGREEMENT

     STOCKHOLDER AGREEMENT, dated as of September 9, 2010 (this “Agreement”), by and among American Lorain Corporation, a Nevada corporation with its principal place of business at Beihuan Road, Junan County, Shandong, China 276600 (the “Corporation”), Si Chen (the “Stockholder”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

BACKGROUND

     The Stockholder, the Purchasers and Corporation desire to promote their mutual interests by imposing certain restrictions and obligations on the Stockholder and the Corporation with respect to the Stock. The entry into this Agreement by the Stockholder and the Corporation is a condition precedent to the obligations of the Purchasers under that certain securities purchase agreement (the “Purchase Agreement”) being entered into on or about the date hereof among the Corporation and the several purchasers party thereto.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereby agree as follows:

1. Definitions

     For the purposes of this Agreement, the terms listed below shall be defined as follows:

     “Offered Stock” means the shares of Stock that are the subject of a proposed Transfer described in this Agreement.

     “Person” means any corporation, partnership (including, without limitation, a limited partnership), limited liability company, limited liability partnership, business trust, individual, trust, estate, legal representative or other entity.

     “Pro Rata Portion” means the portion of the shares of Stock being Transferred by the Stockholder that is equal to the shares of Stock being Transferred multiplied by a fraction, the numerator of which is the number of shares of Stock acquired by a Purchaser under the Purchase Agreement and the denominator of which is the number of shares of Stock acquired by all of the Purchasers under the Purchase Agreement.

     “Stock” means any and all capital stock of the Corporation or other securities of the Corporation that are exercisable or exchangeable for, or convertible into, capital stock of the Corporation, now held of record or beneficially or hereafter acquired of record or beneficially by the Stockholder, including, without limitation, the 16,050,785 shares of Common Stock of the Corporation held by the Stockholder of record and beneficially on the date hereof.

     “Stockholder” means Si Chen.

     “Transfer” means the sale, gift, bequest, exchange, assignment, mortgage, pledge, encumbrance or any other disposition, whether voluntary or involuntary, of any nature whatsoever, affecting title to the Stock or any interest therein, other than (x) a transfer pursuant to laws of descent and distribution, inheritance laws, laws regarding intestacy, and/or inter vivos transfers to the Stockholder’s immediate family members and/or trusts for their benefit in connection with the Stockholder’s estate planning, (y) transfers (including pledges and foreclosure thereon) to secured lenders to the Company to secure and provide collateral for the Company’s obligations to such lenders and (z) transfers under the Make Good Escrow Agreement.

2. Transfers of Stock - General

     (a) No Transfer of any shares of Stock made in violation of this Agreement shall be effective, and no such Transfer shall be recorded on the stock record books of the Corporation.

     (b) Any Transfer of shares of Stock to a Person who is not a party to this Agreement shall be made only pursuant to the terms of this Agreement

3. Right of First Refusal on Sales of Shares of Stock

     (a) Except in the case of a Transfer pursuant to Section 4 hereof, if Stockholder shall desire or shall be ordered by a court of competent jurisdiction to Transfer any of Stockholder's shares of Stock, such Stockholder shall give each Purchaser notice of the terms of the proposed bona fide transaction, including the number of shares of Stock that are proposed to be Transferred, the name of each person to whom the Transfer is proposed to be made, the price at which such Transfer is proposed to be made, and the payment terms. Such notice shall be deemed an irrevocable bona fide offer to sell such shares to the Purchasers on such terms as hereinafter set forth.

     (b) Upon the receipt of any such notice, each Purchaser shall have the option to purchase such Purchaser’s Pro Rata Portion of such shares at a purchase price equal to the price quoted in said notice. A Purchaser may exercise its option by giving written notice to the Stockholder and the Corporation not more than ten (10) business days after receipt by the Purchaser of notice of the proposed Transfer, and shall no later than twenty (20) business days from Purchaser’s giving notice of the exercise of such option consummate such purchase on such terms. Any Offered Stock not elected to be purchased by the Purchasers at the end of such 10-day period will be reoffered for an additional 3-day period by the Stockholder on a pro rata basis to the Purchasers who have elected to purchase Offered Stock. So long as any Offered Stock remains to be acquired, comparable pro rata offers shall be made to those Purchasers who continue to be eligible until no such Purchasers desire to acquire any more Offered Stock.

     (c) Subject to Section 3(b) if all the Offered Stock is not so purchased, the Stockholder shall be free for a period of twenty (20) business days after notice from the Purchaser of non-purchase pursuant to subparagraph (b) above to consummate the proposed transaction upon the terms set forth in the notice originally given to Purchaser pursuant to subparagraph (a) above. Promptly upon the consummation of any such transaction, Stockholder shall confirm in writing to the Purchasers and the Corporation the terms of the transaction as so consummated, including the number of shares involved, the consideration received, and the name of the party with whom the transaction was made. After the expiration of said twenty (20) business day sale period, subject to Section 3(b) if Stockholder again wishes to Transfer any shares of Stock, Stockholder shall again offer the shares in accordance with the provisions of this Section 3.

4. Co-Sale Right

     If at any time Stockholder shall propose to Transfer shares of Stock held by him as of the date hereof, in a single transaction or related series of transactions, the Purchasers shall have the right, as a condition to such Transfer to sell their Pro Rata Portion of up to half the total amount of Stock proposed to be sold by Stockholder on the same terms and conditions and at the same price per share and to the same transferee that Stockholder proposes to sell its Stock to. If at any time Stockholder shall propose to Transfer 30% or more of the Stock held by him as of the date hereof, in a single transaction or related series of transactions, the Purchasers shall have the right, as a condition to such Transfer, to sell all of their Stock on the same terms and conditions and at the same price per share and to the same transferee that Stockholder proposes to sell its Stock to. Stockholder shall provide each of the Purchaser’s with notice of such proposed sale, along with the terms and conditions applicable to such sale of Stock, at least ten (10) business days prior to the proposed Transfer. Each Purchaser shall notify Stockholder within five (5) business days after receipt by such Purchaser of such notice of proposed Transfer whether or not such Purchaser will exercise Purchaser’s right under this section. Notwithstanding the foregoing, the Stockholder shall be permitted to sell up to 1 million shares of Stock (such number being equitably adjusted for stock splits, stock combinations, recapitalizations or similar events) in the aggregate in one transaction or several different transactions without having to comply with this Section 4.

5. Largest Stockholder

     The Stockholder (i) shall not affect any transaction that would directly cause him cease to be the largest stockholder of the Corporation, and (ii) shall at all times remain the Chief Executive Officer of the Corporation.

6. Notation on Certificates

     The certificates which have been issued for shares of Stock held by the Stockholder shall be endorsed with appropriate legends referring to the federal securities laws and any applicable state securities laws and they shall also be endorsed with a legend that is to read substantially as follows:

“THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS AND TRANSFER RESTRICTIONS OF A STOCKHOLDER AGREEMENT BETWEEN THE ISSUER OF THIS CERTIFICATE AND A STOCKHOLDER, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE ISSUER OF THIS CERTIFICATE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL THAT ARE SET FORTH IN THE STOCKHOLDER AGREEMENT OF THE ISSUER OF THIS CERTIFICATE.”

7. Waiver and Modification

     A Purchaser, by written consent, may waive its respective rights hereunder either generally or with respect to one or more specific Transfers which have been proposed, attempted or made. This Agreement may be modified or terminated by majority vote of the directors of the Corporation and agreed to by the Stockholder and Purchasers holding a majority of the shares of Stock sold under the Purchase Agreement; provided that any change shall become effective only when reduced to writing, signed by Stockholder, such requisite number of Purchasers and on behalf of the Corporation.

8. Additional Stock

     This Agreement shall include and apply to any additional shares of Stock of the Corporation hereafter acquired by Stockholder.

9. Binding Effect

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, permitted assigns and other transferees, and the parties hereto agree for themselves and their respective heirs, executors, administrators, successors, permitted assigns and other transferees to execute any instruments which may be necessary or proper to carry out the purposes and intent of this Agreement.

10. Notices

     All notices hereunder shall be in writing and shall be hand delivered or sent by express, registered or certified mail, postage prepaid, return receipt requested, to the Corporation at its address as set forth in the preamble to this Agreement, Attn: Secretary, or such other address as may be given by notice to the Stockholder and to the Stockholder and each Purchaser at their last respective addresses shown on the records of the Corporation.

11. Term

     Unless earlier terminated pursuant to the provisions hereof, this Agreement shall automatically terminate on the earliest to occur of (i) the date that the Purchasers no longer beneficially own at least twenty percent (20%) of the shares of Stock acquired by the Purchasers pursuant to the Purchase Agreement, or (ii) the mutual agreement of the Corporation, the Stockholder and Purchasers holding a majority of the shares of Stock sold under the Purchase Agreement that the Agreement should terminate.

12. Governing Law

     This Agreement shall be construed under and governed by the laws of the State of New York, without giving effect to its conflicts of laws principles.

13. Entire Agreement; Severability

     This Agreement constitutes the entire agreement among the parties and supersedes any prior agreements among the parties, whether written or oral, relating to the subject matter hereof. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

14. Counterparts; Facsimile Execution

     This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15. Specific Performance

     Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AMERICAN LORAIN CORPORATION

By: /s/ Si Chen
Name: Si Chen
Title: President, Chief Executive Officer
and Chairman

STOCKHOLDER:

By: /s/ Si Chen
Si Chen

PURCHASER:

For Entities
Name of Entity

By:_________________
Name:
Title:

For Individuals
Name

By:_________________
Name:
Title: